As filed with the Securities and Exchange Commission on August 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUCKEYE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2432497
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Greenway Plaza

Suite 600

Houston, Texas  77046

(Address and Zip Code of Principal Executive Offices)

BUCKEYE PARTNERS, L.P.

2013 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Todd J. Russo

Senior Vice President, General Counsel and Secretary

Five TEK Park

9999 Hamilton Blvd.

Breinigsville, Pennsylvania  18031

(Name and address of agent for service)

(610) 904-4000

(Telephone number, including area code, of agent for service)

Copies to:

Benjamin R. Wills

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Limited Partner Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Limited Partner Units	1,000,000	56.94	56,940,000	6,599.35

(1)          This registration statement (the “Registration Statement”) covers units representing limited partner interests of Buckeye Partners, L.P. (“Limited Partner Units”), which are issuable pursuant to the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan, as amended and restated effective as of June 6, 2017 (the “Plan”).

(2)          Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of limited partner units being registered shall be adjusted to include any additional limited partner units that become issuable as a result of any limited partner unit distribution, split, combination or similar transaction.

(3)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price per limited partner unit of Buckeye Partners, L.P. on the New York Stock Exchange on August 15, 2017

(4)          Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $115.90 per $1,000,000 of proposed maximum aggregate offering price.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 1,000,000 units representing limited partner interests (“Limited Partner Units”) of Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), which are issuable pursuant to the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan, as amended and restated effective as of June 6, 2017 (the “Plan”). Accordingly, the contents of the Partnership’s registration statement on Form S-8 filed with the SEC on July 2, 2013 (File No. 333-189778) is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Partnership filed with the Securities and Exchange Commission, or the Commission, are incorporated by reference into this Registration Statement:

(a)	The Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 24, 2017;
(b)

The Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 5, 2017 and for the quarter ended June 30, 2017, filed with the Commission on August 4, 2017;

(c)

The Partnership’s Current Reports on Form 8-K filed with the Commission on January 4, 2017, June 9, 2017 (including the amendment on Form 8-K/A filed with the Commission on June 19, 2017), and June 26, 2017;

(d)

The description of the Partnership’s Limited Partner Units contained in the Partnership’s Registration Statement on Form 8-A filed with the Commission on December 8, 1986, as amended on December 15, 1986 and August 9, 2005, to register such Limited Partner Units under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents subsequently filed by the Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXPERTS

The consolidated financial statements, incorporated in this Registration Statement by reference from the Buckeye Partners, L.P. Annual Report on Form 10-K, and the effectiveness of Buckeye Partners, L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 8.   Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated, Exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description

4.1

2013 Long-Term Incentive Plan of Buckeye Partners, L.P. (As Amended and Restated, effective as of June 6, 2017) (Incorporated by reference to Exhibit A of the Partnership’s Proxy Statement Pursuant to Schedule 14(a) of the Securities Exchange Act of 1934 filed with the Commission on April 19, 2017)

4.2

Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of November 19, 2010 (Incorporated by reference to Exhibit 3.1 of the Partnership’s Current Report on Form 8-K filed with the Commission on November 22, 2010)

4.3

Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of January 18, 2011 (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on January 20, 2011)

4.4

Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of February 21, 2013 (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on February 25, 2013)

4.5

Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of October 1, 2013, (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on October 7, 2013).

4.6

Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of September 29, 2014, (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on September 29, 2014).

5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 18, 2017.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ KEITH E. ST.CLAIR
Name: Keith E. St.Clair
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Keith E. St.Clair and Todd J. Russo, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLARK C. SMITH	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 18, 2017
Clark C. Smith

/s/ KEITH E. ST.CLAIR	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 18, 2017
Keith E. St.Clair

/s/ GARY L. BOHNSACK	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 18, 2017
Gary L. Bohnsack

/s/ PIETER BAKKER	Director	August 18, 2017
Pieter Bakker

/s/ BARBARA M. BAUMANN	Director	August 18, 2017
Barbara M. Baumann

/s/ BARBARA J. DUGANIER	Director	August 18, 2017
Barbara J. Duganier

/s/ JOSEPH A. LASALA, JR.	Director	August 18, 2017
Joseph A. LaSala, Jr.

/s/ MARK C. MCKINLEY	Director	August 18, 2017
Mark C. McKinley

/s/ LARRY C. PAYNE	Director	August 18, 2017
Larry C. Payne

/s/ OLIVER G. RICHARD, III	Director	August 18, 2017
Oliver “Rick” G. Richard, III

/s/ CLARK C. SMITH	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 18, 2017
Clark C. Smith

/s/ FRANK S. SOWINSKI	Lead Independent Director	August 18, 2017
Frank S. Sowinski

/s/ MARTIN A. WHITE	Director	August 18, 2017
Martin A. White

EXHIBIT INDEX

Exhibit No.	Description

4.1

2013 Long-Term Incentive Plan of Buckeye Partners, L.P. (As Amended and Restated, effective as of June 6, 2017) (Incorporated by reference to Exhibit A of the Partnership’s Proxy Statement Pursuant to Schedule 14(a) of the Securities Exchange Act of 1934 filed with the Commission on April 19, 2017)

4.2

Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of November 19, 2010 (Incorporated by reference to Exhibit 3.1 of the Partnership’s Current Report on Form 8-K filed with the Commission on November 22, 2010)

4.3

Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of January 18, 2011 (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on January 20, 2011)

4.4

Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of February 21, 2013 (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on February 25, 2013)

4.5

Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of October 1, 2013, (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on October 7, 2013).

4.6

Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of September 29, 2014, (Incorporated by reference to Exhibit 3.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on September 29, 2014).

5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature pages hereto)